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                                                                     EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP




                                December 9, 1999



Conexant Systems, Inc.
4811 Jamboree Road
Newport Beach, California 92660-3095


         Re: Conexant Systems, Inc. - Registration Statement on Form S-8

Dear Ladies and Gentlemen:

         We have acted as counsel to Conexant Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 14,892 shares of the Company's common stock (the "Shares") for issuance under the Istari Design, Inc. 1997 Stock Option Plan, as amended (the "Istari Plan"). The Istari Plan, together with the outstanding options under that plan, has been assumed by the Company in connection with the Company's acquisition of Istari Design, Inc.

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Istari Plan and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements for the outstanding options under the Istari Plan assumed by the Company and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the assumed Istari Plan or the Shares issuable under such plan.

                                Very truly yours,


                                /s/  Brobeck, Phleger & Harrison LLP
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                                     BROBECK, PHLEGER & HARRISON LLP